EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Units representing LLC interests

Issuer & Ticker Symbol: Linn Energy, LLC (LINE)

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc.

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc. and general partner of Lehman Brothers MLP Associates, L.P. and Lehman Brothers Co-Investment Group L.P.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Opportunity Associates LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and general partner of Lehman Brothers MLP Opportunity Associates LP.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Opportunity Associates LP, a Delaware limited partnership, general partner of Lehman Brothers MLP Opportunity Fund LP.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Opportunity Fund LP, a Delaware limited partnership.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Associates, L.P., a Delaware limited partnership, general partner of Lehman Brothers MLP Partners, LP.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Partners, LP, a Delaware limited partnership.

399 Park Avenue

New York, NY 10022

Lehman Brothers Co-Investment Associates, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and general partner of Lehman Brothers Co-Investment Associates, L.P.

Lehman Brothers Co-Investment Associates, L.P., a Delaware limited partnership, general partner of Lehman Brothers Co-Investment Partners L.P.

Lehman Brothers Co-Investment Partners L.P., a Delaware limited partnership, general partner of LBCIP Linn Holdings, L.P.

LBCIP Linn Holdings, L.P., a Delaware limited partnership.

Lehman Brothers Cayman GP, Ltd., a Cayman Islands corporation, a direct wholly-owned subsidiary of the Reporting Person and general partner of Lehman Brothers Offshore Co-Investment Capital Partners Holdings, L.P.

Lehman Brothers Offshore Co-Investment Capital Partners Holdings, L.P., a Cayman Islands limited partnership, general partner of Lehman Brothers Co-Investment Capital Partners L.P.

Lehman Brothers Co-Investment Capital Partners L.P., a Delaware limited partnership.

Lehman Brothers Co-Investment Group L.P., a Delaware limited partnership.

Lehman Brothers Private Funds Investment Company GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Private Funds Advisers GP, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Lehman Brothers Private Funds Investment Company GP, LLC and general partner of Lehman Brothers Private Fund Advisers LP.

325 North Saint Paul Street

Dallas, TX 75201

Lehman Brothers Private Fund Advisers, LP, a Delaware limited partnership, an investment manager for Lehman Brothers Private Equity Partners Limited.

Lehman Brothers Private Equity Partners Limited, a Guernsey corporation, general partner of Lehman Brothers PEP Investments, L.P. Lehman Brothers Private Equity Partners Limited is a public company of which approximately 20% of the outstanding securities are held by Lehman Brothers Offshore Partners Ltd., an indirect subsidiary of the Reporting Person.

7 New Street

Peter Port, Guernsey

Lehman Brothers PEP Investments, L.P., a Guernsey investment partnership, general partner of Lehman Brothers PEP Investments DE, L.P.

7 New Street

Peter Port, Guernsey

Lehman Brothers PEP Investments DE, L.P., a Delaware limited partnership, general partner of Lehman Brothers PEP Investments I, L.P.

325 North Saint Paul Street

Dallas, TX 75201

Lehman Brothers PEP Investments I, L.P., a Guernsey limited partnership, a direct 100% owner of Lehman Brothers PEP Holdings Limited.

7 New Street

Peter Port, Guernsey

Lehman Brothers PEP Holdings Limited, a Guernsey corporation, a direct wholly-owned subsidiary of Lehman Brothers PEP Investments I, L.P. and sole member/manager of

LBPEP Linn Holdings L.L.C.

7 New Street

Peter Port, Guernsey

LBPEP Linn Holdings L.L.C., a Delaware limited liability company.

Lehman Brothers U.K. Holdings (Delaware) Inc., a Delaware company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Holdings Plc, a United Kingdom public limited company, a majority of which is held by Lehman Brothers U.K. Holdings (Delaware) Inc.

25 Bank Street

London, E14 5LE, England

LB Holdings Intermediate 1 Ltd., an England limited company, a direct wholly-owned subsidiary of Lehman Brothers Holdings Plc.

25 Bank Street

London, E14 5LE, England

LB Holdings Intermediate 2 Ltd, an England limited company, a majority of which is held by LB Holdings Intermediate 1 Ltd.

25 Bank Street

London, E14 5LE, England

Lehman Brothers International (Europe), a United Kingdom unlimited liability company, a direct wholly-owned subsidiary of LB Holdings Intermediate 2 Ltd.

25 Bank Street

London, E14 5LE, England

Date of event requiring statement: February 26, 2008

Signature on behalf of other joint filers:

/s/ Barrett S. DiPaolo, Authorized Signatory